Exhibit 21.1

LIST OF SUBSIDIARIES

OF

SOLARCITY CORPORATION

(as of March 7, 2013)

Name of Subsidiary	Jurisdiction of Incorporation
AU Solar 1, LLC	Delaware
Banyan SolarCity Manager 2010, LLC	Delaware
Banyan SolarCity Owner 2010, LLC	Delaware
Beatrix Solar I, LLC	Delaware
Bernese Solar Manager I, LLC	Delaware
Blue Skies Solar I, LLC	Delaware
Building Solutions Acquistion Corporation	Delaware
Cardinal Blue Solar, LLC	Delaware
City UB Solar, LLC	Delaware
Clydesdale SC Solar I, LLC	Delaware
Eiger Lease Co, LLC	Delaware
Fontane Solar I, LLC	Delaware
Haymarket Holdings, LLC	Delaware
Haymarket Manager 1, LLC	Delaware
Haymarket Solar 1, LLC	Delaware
Ikehu Manager I, LLC	Delaware
IL Buono Solar I, LLC	Delaware
Landlord 2008-A, LLC	Delaware
Master Tenant 2008-A, LLC	Delaware
Matterhorn Solar I, LLC	Delaware
Monte Rosa Solar I, LLC	Delaware
Mound Solar Manager V, LLC	Delaware
Mound Solar Manager VI, LLC	Delaware
Mound Solar Master Tenant V, LLC	California
Mound Solar Master Tenant VI, LLC	Delaware
Mound Solar Owner V, LLC	California
Mound Solar Owner VI, LLC	Delaware
MS SolarCity 2008, LLC	Delaware
MS SolarCity Commercial 2008, LLC	Delaware
MS SolarCity Residential 2008, LLC	Delaware
MT Solar Corporation	Delaware
NBA SolarCity AFB, LLC	California
NBA SolarCity Commercial I, LLC	California
NBA SolarCity Solar Phoenix, LLC	California
Pukana La Solar I, LLC	Delaware
Sequoia Pacific Holdings, LLC	Delaware
Sequoia Pacific Manager I, LLC	Delaware
Sequoia Pacific Solar I, LLC	Delaware
Sequoia SolarCity Owner I, LLC	Delaware
Solar Energy of America 1, LLC	Delaware
Solar Energy of America Holdco, LLC	Delaware
Solar Energy of America Manager 1, LLC	Delaware
Solar Marketing, Inc.	Delaware
Solar Marsh, LLC	Delaware
Solar Odyssey Holdings, LLC	Delaware
Solar Ulysses Manager I, LLC	Delaware

Name of Subsidiary	Jurisdiction of Incorporation
SolarCity Alpine Holdings, LLC	Delaware
SolarCity Amphitheatre Holdings, LLC	Delaware
SolarCity Arbor Holdings, LLC	Delaware
SolarCity Arches Holdings, LLC	Delaware
SolarCity AU Holdings, LLC	Delaware
SolarCity Corporation	Delaware
SolarCity Engineering, Inc	California
SolarCity Fund Holdings, LLC	Delaware
SolarCity Giants Holdings, LLC	Delaware
SolarCity Grand Canyon Holdings, LLC	Delaware
SolarCity Holdings 2008, LLC	Delaware
SolarCity International, Inc	Delaware
SolarCity Investments Canada Ltd	Delaware
SolarCity Mid-Atlantic Holdings, LLC	Delaware
SolarCity Orange Holdings, LLC	Delaware
SolarCity Ulu Holdings, LLc	Delaware
SolarCity Village Holdings, LLC	Delaware
SolarMarsh KL, LLC	Delaware
SolarMarsh RB, LLC	Delaware
SolarMarsh SM, LLC	Delaware
SolarMarsh VM, LLC	Delaware
SolarRock, LLC	Delaware
SolarStrong Holdings, LLC	Delaware
SolarStrong, LLC	Delaware
USB SolarCity Manager 2009, LLC	Delaware
USB SolarCity Manager 2009-2010, LLC	Delaware
USB SolarCity Manager III, LLC	Delaware
USB SolarCity Manager IV, LLC	Delaware
USB SolarCity Master Tenant 2009, LLC	California
USB SolarCity Master Tenant 2009-2010, LLC	California
USB SolarCity Master Tenant III, LLC	California
USB SolarCity Master Tenant IV, LLC	California
USB SolarCity Owner 2009, LLC	California
USB SolarCity Owner 2009-2010, LLC	California
USB SolarCity Owner III, LLC	California
USB SolarCity Owner IV, LLC	California